Exhibit 32.1

CERTIFICATION

In connection with the Annual Report of Costco Wholesale Corporation (the “Company”) on Form 10-K/A for the year ending September 2, 2007 (the “Report”), I, James D. Sinegal, Chief Executive Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 20, 2007

/s/ JAMES D. SINEGAL
James D. Sinegal
President, Chief Executive Officer

A signed original of this written statement has been provided to and will be retained by Costco Wholesale Corporation and furnished to the Securities and Exchange Commission or its staff upon request.

CERTIFICATION

In connection with the Annual Report of Costco Wholesale Corporation (the “Company”) on Form 10-K/A for the year ending September 2, 2007 (the “Report”), I, Richard A. Galanti, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. § 1350, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

December 20, 2007

/s/ RICHARD A. GALANTI
Richard A. Galanti
Executive Vice President, Chief Financial Officer

A signed original of this written statement has been provided to and will be retained by Costco Wholesale Corporation and furnished to the Securities and Exchange Commission or its staff upon request.